Exhibit 99.1

News Release

Inpixon Reports 2019 Financial Results and Provides Corporate Update

Revenues for Fiscal 2019 increased 68% compared to Fiscal 2018;

Gross margin increases to 74%

Conference Call to be held tomorrow at 4:30 PM Eastern Time

PALO ALTO/TORONTO - Mar. 3, 2020 – Inpixon (Nasdaq: INPX), a leading indoor data company that specializes in delivering indoor intelligence, today provided a business update and reported financial results for the 2019 fiscal year ended December 31, 2019.

Recent Key Milestones

●	Acquired Vancouver-based, Locality Systems Inc., expanding the product offering to include Radio Frequency (RF) augmentation of video surveillance systems

●	Acquired Toronto based, Jibestream, Inc., adding a dynamic and interactive mapping platform into the suite of solutions and expanding the customer base to include customers such as the entertainment and retail center, American Dream, as well as Mall of America, the Pentagon, San Francisco Airport and others

●	Acquired assets from GTX Corp., expanding the Company’s intellectual property portfolio and solution offerings to include GPS technologies and delivering seamless indoor and outdoor positioning services

●	Deployed indoor mapping solution with a leading national retailer to enhance shopper experiences

●	Announced plans for an ultra-wideband (UWB) module to deliver centimeters-level positional accuracy for people and assets, leading to the expansion of collaboration efforts with Mist Systems, a Juniper Networks company

●	Received a Notice of Allowance for a U.S. patent covering a method of storing and analyzing data, further expanding Inpixon’s intellectual property portfolio

●	Announced the release of IPA Connector for IBM® MaaS360® with Watson integration to enable enhanced location-based mobile device security

●	Joined the VMware Technology Alliance Partner Program to collaborate with VMware to deliver innovative solutions to enforce mobile device security policies based on a device’s specific location including deactivation of phone features in a no-phone zone using Inpixon’s IPA AirWatch Connector

●	Recognized as a Visionary in the 2020 Gartner Magic Quadrant for Indoor Location Services, Global

Nadir Ali, Chief Executive Officer of Inpixon, stated, “We are pleased with our fiscal 2019 results, and our successful completion of a number of key acquisitions that are allowing us to expand our footprint within the industry, as one of the only companies that can offer an end-to-end solution for indoor intelligence. Our ability to couple video surveillance capabilities with our indoor positioning system, as well as a dynamic and interactive mapping solution with a high-performance analytics engine, allows us to offer our customers near real-time insights about their indoor spaces. In turn, this provides customers with visibility, security and business intelligence in a comprehensive way that we do not believe is currently offered by other providers in the indoor positioning market. In addition, we believe that the recent recognition by Gartner, a highly respected independent research firm, of Inpixon as a Visionary in their Magic Quadrant for Indoor Location Services, Global, serves as a significant acknowledgment of the capabilities of our platform, including the impact of our recent enhancements as an industry-leading technology.”

“As we look towards 2020, we look forward to building on the opportunities for continued growth that our achievements last year have allowed us to realize, not only through the addition of new customers and expansion of existing relationships, but also by increasing our market outreach efforts to further establish Inpixon as a leading provider of indoor intelligence solutions. We intend to continue to devote resources to optimizing our product and service offerings with a product development roadmap that includes expanding the use of UWB technology to deliver centimeters-level positional accuracy for people and assets, interacting with worldwide 5G deployments and enhancing our positioning capabilities to offer an even better indoor experience. We are excited about the possibilities to be driven from some of our recent partnership and collaboration efforts with VMWare, IBM Maas360, MobileIron and our recently announced collaboration efforts with Mist Systems to integrate our UWB technology into Mist’s enterprise wireless infrastructure solutions.”

“As a result of our recent initiatives, revenue for the year ended December 31, 2019 increased by 68% as compared to 2018. Our revenue growth reflects acquired revenue as well as organic growth as we expand our customer base and ecosystem of partners and distributors globally. At the same time, our gross profit margin increased to 74% for 2019, versus 71% last year. We believe the growth experienced and milestones achieved in 2019, as well as our prospects for 2020, will enable us to drive shareholder value. We look forward to providing further updates along the way.”

Financial Results

Revenues for the year ended December 31, 2019 were $6.3 million compared to $3.8 million for the comparable period in the prior year for an increase of $2.5 million, or approximately 68%. Revenues increased from the comparable period due to an increase in our IPA product and services revenues and from mapping service revenue. The gross profit margin for the year ended December 31, 2019 was 74% compared to 71% for the year ended December 31, 2018. This increase in margin is primarily due to the sales mix of products and services sold during the year ended December 31, 2019. Net loss attributable to stockholders for the year ended December 31, 2019 was $34.0 million compared to $24.6 million for the comparable period in the prior year. This increase in loss of $9.4 million was primarily attributable to the $10.6 million fair value adjustment related to the uncertainty of being repaid in connection with that certain  note receivable from Sysorex, which has been classified as “held for sale” and for which the Company has established a full valuation allowance, higher operating and interest expense offset by higher margin IPA revenue during the year ended December 31, 2019. Non-GAAP1 Adjusted EBITDA for the year ended December 31, 2019 was a loss of $11.1 million compared to a loss of $15.0 million for the prior year period. EBITDA is defined as net income (loss) before interest, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is used by our management as a metric by which it manages the business. It is defined as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation.

Proforma non-GAAP(1) net loss per basic and diluted common share for the year ended December 31, 2019 was ($18.75) compared to a loss of ($1,087.66) per share for the prior year period. Proforma non-GAAP(1) net income (loss) per share is used by our Company’s management as an evaluation tool as it manages the business and is defined as net income (loss) per basic and diluted share adjusted for stock based compensation, amortization of intangibles, provision for doubtful accounts, severance costs, acquisition costs, costs associated with public offerings and one time charges including loss on the exchange of debt for equity and provision for valuation allowance on held for sale loan.

Conference Call

Management will host a conference call at 4:30 PM Eastern Time on Wednesday, March 4, 2020 to discuss the Company’s financial results, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 844-602-0380 for U.S. callers or +1 862-298- 0970 for international callers, or on the Company’s Investors section of the website: ir.inpixon.com

A webcast replay will be available on the Company’s Investors section of the website, ir.inpixon.com, through June 6, 2020. A telephone replay of the call will be available approximately one hour following the call, through March 10, 2020, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 33384.

About Inpixon

Inpixon® (Nasdaq: INPX) is an indoor intelligence company that specializes in capturing, interpreting and giving context to indoor data so it can be translated into actionable intelligence. The company’s indoor location and data platform ingests diverse data from IoT, third-party and proprietary sensors designed to detect and position all active cellular, Wi-Fi, UWB and Bluetooth devices, and uses a proprietary process that ensures anonymity. Paired with a high-performance data analytics engine, patented algorithms, and advanced mapping technology, Inpixon’s solutions are leveraged by a multitude of industries to do good with indoor data. This multidisciplinary depiction of indoor data enables users to increase revenue, decrease costs, and enhance safety. Inpixon customers can boldly take advantage of location awareness, analytics, sensor fusion and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insights, follow Inpixon on LinkedIn, Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the performance of management and employees, Inpixon’s ability to maintain compliance with Nasdaq’s minimum bid price requirement and other continued listing requirements, including during a panel monitoring period ending on February 5, 2021, the ability to obtain financing, competition, general economic conditions and other factors that are detailed in Inpixon’s periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

[1]	A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP”) are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as the matrix in which it manages the business and Inpixon defines “Adjusted EBITDA” as EBITDA plus adjustments for deemed dividends, other income or expense items, non-recurring items and non-cash items. Inpixon defines “pro forma net loss per share” as GAAP net loss per share adjusted for deemed dividends, stock based compensation, amortization of intangibles, provision for doubtful accounts, severance costs, acquisition costs, costs associated with public offerings and one time charges including loss on the exchange of debt for equity and provision for valuation allowance on held for sale loan.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon’s results as reported under GAAP.

Inpixon Contacts

Media relations and general inquiries:

Inpixon

Email: marketing@inpixon.com

Web: inpixon.com/contact

Investor relations:

Crescendo Communications, LLC

Tel: +1 212-671-1020

Email: INPX@crescendo-ir.com

###

INPIXON AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value data)

	As of
	December 31, 2019	December 31, 2018

ASSETS
Current Assets
Cash and cash equivalents	$4,777	$1,008
Accounts receivable, net	1,108	1,280
Notes and other receivables	74	4
Inventory	400	568
Prepaid assets and other current assets	406	496
Total Current Assets	6,765	3,356

Property and equipment, net	145	202
Operating lease right-of-use asset, net	1,585	--
Software development costs, net	1,544	1,690
Intangible assets, net	8,400	4,509
Goodwill	2,070	--
Loan to related party - held for sale	--	2,204
Receivable from related party	616	--
Other assets	94	217
Total Assets	$21,219	$12,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$2,383	$1,129
Accrued liabilities	1,863	1,793
Operating lease obligation	776	--
Deferred revenue	912	234
Short-term debt	7,304	4,127
Acquisition liability	502	--
Total Current Liabilities	13,740	7,283

Long Term Liabilities
Long-term debt	--	74
Operating lease obligations, noncurrent	837	--
Other liabilities	7	19
Deferred tax liability, noncurrent	87	--
Acquisition liability, noncurrent	500	--
Total Liabilities	15,171	7,376

Commitments and Contingencies

Stockholders’ Equity
Pref Stock - $0.001 par value; 5,000,000 shares auth, consisting of Series 4 Convertible Pref Stock - 10,415 shares auth; 1 and 1 issued, and 1 and 1 outstanding as of Dec. 31, 2019 and Dec. 31, 2018, respectively, Series 5 Convertible Pref Stock - 12,000 shares auth; 126 and 0 issued, and 126 and 0 outstanding as of Dec. 31, 2019 and Dec. 31, 2018, respectively.	--	--
Common Stock - $0.001 par value; 250,000,000 shares authorized; 4,234,922 and 35,159 issued and 4,234,922 and 35,158 outstanding as of December 31, 2019 and December 31, 2018, respectively.	4	--
Additional paid-in capital	158,382	123,226
Treasury stock, at cost, 1 share	(695)	(695)
Accumulated other comprehensive income	94	26
Accumulated deficit (excluding $2,442 reclassified to additional paid in capital in quasi-reorganization)	(151,763)	(117,773)
Stockholders’ Equity Attributable to Inpixon	6,022	4,784

Non-controlling interest	26	18

Total Stockholders’ Equity	6,048	4,802

Total Liabilities and Stockholders’ Equity	$21,219	$12,178

INPIXON AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Years Ended
	December 31,
	2019	2018

Revenues	$6,301	$3,756
Cost of Revenues	1,609	1,076

Gross Profit	4,692	2,680

Operating Expenses
Research and development	3,893	1,231
Sales and marketing	3,043	1,726
General and administrative	13,660	14,149
Acquisition-related costs	1,277	108
Impairment of goodwill	--	636
Amortization of intangibles	3,629	3,232
Total Operating Expenses	25,502	21,082

Loss from Operations	(20,810)	(18,402)

Other Income (Expense)
Interest expense, net	(2,277)	(1,241)
Loss on exchange of debt for equity	(294)	--
Change in fair value of derivative liability	--	48
Gain on the sale of Sysorex Arabia	--	23
Provision for valuation allowance on related party loan - held for sale	(10,627)	--
Other income/(expense)	(558)	(211)
Total Other Income (Expense)	(13,756)	(1,381)

Net Loss from Continuing Operations, before tax	(34,566)	(19,783)
Income tax benefit	584	--
Net loss from Continuing Operations	(33,982)	(19,783)
Loss from Discontinued Operations, Net of Tax	--	(4,778)

Net Loss	(33,982)	(24,561)

Net Income Attributable to Non-controlling Interest	9	11

Net Loss Attributable to Stockholders of Inpixon	$(33,991)	$(24,572)

Deemed dividend to preferred stockholders	--	(6,407)
Deemed dividend for triggering of warrant down round feature	(1,250)	(13,645)
Net Loss Attributable to Common Stockholders	$(35,241)	$(44,624)

Net Loss Per Basic and Diluted Common Share
Loss from continuing operations	$(47.52)	$(2,322.30)
Loss from discontinued operations	--	(278.47)
Net Loss Per Share - Basic and Diluted	$(47.52)	$(2,600.77)

Weighted Average Shares Outstanding
Basic and Diluted	741,530	17,158

Comprehensive Loss
Net Loss	$(33,982)	$(24,561)
Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	68	(5)
Comprehensive Loss	$(33,914)	$(24,566)

INPIXON AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years Ended
	December 31,
	2019	2018
	(Audited)
Cash Flows Used In Operating Activities
Net loss	$(33,982)	$(24,561)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,123	1,570
Amortization of intangible assets	3,633	4,616
Impairment of goodwill	--	636
Amortization of right of use asset	398	--
Stock based compensation	3,489	1,494
Amortization of technology	66	66
Loss on exchange of debt for equity	294	--
Change in fair value of derivative liability	--	(48)
Amortization of debt discount	2,221	703
Provision for doubtful accounts	558	(659)
Gain on earnout	--	(934)
Gain on the settlement of liabilities	--	(307)
Provision for the valuation allowance held for sale loan	10,627	--
Gain on the sale of Sysorex Arabia	--	(23)
Income tax benefit	(584)	--
Other	(223)	(73)

Changes in operating assets and liabilities:
Accounts receivable and other receivables	46	744
Inventory	171	222
Other current assets	156	481
Prepaid licenses and maintenance contracts	--	(5)
Other assets	(412)	(22)
Accounts payable	1,189	(8,445)
Accrued liabilities	521	(2,412)
Deferred revenue	(507)	246
Other liabilities	551	(54)
Total Adjustments	23,317	(2,204)
Net Cash Used in Operating Activities	(10,665)	(26,765)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(89)	(88)
Investment in capitalized software	(927)	(804)
Investment in Pod Technology	--	(175)
Cash spun off as a result of de-consolidation	--	(362)
Cash paid for the acquisition of GTX	(250)	--
Cash paid for the acquisition of Locality	(204)	--
Cash paid for the acquisition of Jibestream	(3,714)	--
Cash acquired in the Locality acquisition	70	--
Cash acquired in the Jibestream acquisition	6	--
Net Cash Flows Used in Investing Activities	(5,108)	(1,429)

Cash Flows From Financing Activities
Net proceeds (repayments) to bank facility	127	(1,119)
Net proceeds from issuance of common stock, preferred stock and warrants	20,725	28,960
Repayment of notes payable	(70)	(181)
Loans to related party	(10,276)	(3,244)
Repayments from related party	1,832	1,040
Advances to related party	(31)	--
Loan to Jibestream	(141)	--
Loan to GTX	(50)	--
Net proceeds from promissory notes	7,500	3,540
Repayment of acquisition liability to Locality shareholders	(210)	--
Net Cash Provided By Financing Activities	19,406	28,996

Effect of Foreign Exchange Rate on Changes on Cash	68	(5)

Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	3,701	797

Cash, Cash Equivalents and Restricted Cash - Beginning of period	1,148	351

Cash, Cash Equivalents and Restricted Cash - End of period	$4,849	$1,148

Reconciliation of Non-GAAP Financial Measures:

	For the Years Ended
	December 31,
(In thousands)	2019	2018
Net loss attributable to common stockholders	$(35,241)	(44,624)
Adjustments:
Non-recurring one-time charges:
Impairment of goodwill	--	636
Write off project expenses	--	726
Gain on earnout	--	(934)
Gain on the sale of Sysorex Arabia	--	(23)
Change in the fair value of derivative liability	--	(48)
Gain on the sale of contracts	--	(601)
Gain on the settlement of obligations	--	(307)
Provision for valuation allowance on held for sale loan	10,627	--
Loss on exchange of debt for equity	294	--
Settlement of litigation	6	559
Acquisition transaction/financing costs	1,277	108
Costs associated with public offering	50	327
Severance	161	15
Provision for doubtful accounts	558	(659)
Deemed dividend to preferred stockholders	--	6,407
Deemed dividend for triggering of warrant down round feature	1,250	13,645
Stock-based compensation – compensation and related benefits	3,489	1,494
Interest expense, net	2,277	2,044
Income tax benefit	(584)	--
Depreciation and amortization	4,752	6,186

Adjusted EBITDA	$(11,084)	$(15,049)

	For the Years Ended
	December 31,
(In thousands, except share data)	2019	2018
Net loss attributable to common stockholders	$(35,241)	$(44,624)
Adjustments:
Non-recurring one-time charges:
Impairment of goodwill	--	636
Write off project expenses	--	726
Gain on earnout	--	(934)
Gain on the sale of Sysorex Arabia	--	(23)
Change in the fair value of derivative liability	--	(48)
Gain on the sale of contracts	--	(601)
Gain on the settlement of obligations	--	(307)
Loss on exchange of debt for equity	294	--
Provision for valuation allowance on held for sale loan	10,627	--
Settlement of litigation	6	559
Acquisition transaction/financing costs	1,277	108
Costs associated with public offering	50	327
Severance	161	15
Provision for doubtful accounts	558	(659)
Deemed dividend to preferred stockholders	--	6,407
Deemed dividend for triggering of warrant down round feature	1,250	13,645
Stock-based compensation – compensation and related benefits	3,489	1,494
Amortization of intangibles	3,629	4,617
Proforma non-GAAP net loss	$(13,900)	$(18,662)
Proforma non-GAAP net loss per basic and diluted common share	$(18.75)	$(1,087.66)
Weighted average basic and diluted common shares outstanding	741,530	17,158